UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 22, 2004

Wilsons The Leather Experts Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-21543	41-1839933
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7401 Boone Ave. N
Brooklyn Park, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 391-4000

Item 2. Disposition of Assets
Item 7. Financial Statements and Exhibits
SIGNATURES

Item 2. Disposition of Assets

     On January 22, 2004, Wilsons The Leather Experts Inc. (the “Company”) announced that, pending the outcome of negotiations with landlords, up to 100 of its Wilsons Leather mall and outlet stores could be closed. The estimated number of store closings has since been revised to 111. Additionally, the Company will be closing its Las Vegas, Nevada distribution center. The Company entered into an Agency Agreement with a joint venture comprised of Hilco Merchant Resources, LLC, Gordon Brothers Retail Partners, LLC and Hilco Real Estate, LLC (the “Hilco/Gordon Brothers Joint Venture”) to liquidate the inventory in 111 such stores and assist in the discussions with landlords regarding lease terminations in approximately 94 stores. Pursuant to the Agency Agreement, the Hilco/Gordon Brothers Joint Venture will pay the Company a guaranteed amount of 84% of the cost value of the inventory, subject to certain adjustments. The Hilco/Gordon Brothers Joint Venture will be responsible for all expenses related to the sale. The Agency Agreement was approved after the solicitation of competitive bids.

     In conjunction with the store closings, the Company’s credit agreement has been amended to require it to amend, refund, renew, extend or refinance its $30.6 million of 11 1/4% senior notes due August 2004 by April 15, 2004.

Item 7. Financial Statements and Exhibits

(b) Pro Forma Financial Information

Pro Forma Consolidated Condensed Balance Sheet as of November 1, 2003 (unaudited)	3

Pro Forma Consolidated Condensed Statement of Operations for the Year to Date Period Ended November 1, 2003 (unaudited)	4

Pro Forma Consolidated Condensed Statement of Operations for the Year Ended February 1, 2003 (unaudited)	5

Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements	6

The following unaudited pro forma consolidated condensed balance sheet has been presented as if the liquidation of the 111 retail stores and closure of the distribution center had occurred on November 1, 2003. The unaudited pro forma consolidated condensed balance sheet and related notes should be read in conjunction with the consolidated financial statements of Wilsons The Leather Experts Inc. included in its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K as previously filed with the Commission. The unaudited pro forma consolidated condensed balance sheet is not necessarily indicative of what the actual consolidated condensed balance sheet results would have been if the liquidation of these 111 retail stores and closure of the distribution center had actually occurred on the date indicated, nor does it purport to reflect the future consolidated condensed balance sheet of the Company. The pro forma adjustments are described in the accompanying notes.

Wilsons The Leather Experts Inc. and Subsidiaries
Pro Forma Consolidated Condensed Balance Sheet
(In Thousands)

	Historical		Pro Forma
	November 1,	Pro Forma	November 1,
	2003	Adjustments	2003

	(Unaudited)	(Unaudited)	(Unaudited)
Assets
Current Assets:
Accounts receivable, net	6,296	(200)	6,096
Inventories	174,520	(20,203)	154,317
Prepaid expenses and other current assets	9,168	(56)	9,112

Total current assets	189,984	(20,459)	169,525

Property and equipment, net	67,578	(15,364)	52,214
Other assets, net	3,000	(40)	2,960
Deferred income taxes	19,865	—	19,865

Total assets	$280,427	$(35,863)	$244,564

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$47,354	$468	$47,822
Notes payable	61,633	(17,016)	44,617
Current portion of long-term debt	30,635	—	30,635
Accrued expenses	24,343	15,570	39,913
Other current liabilities	2,343	—	2,343
Deferred income taxes	2,245	—	2,245

Total current liabilities	168,553	(978)	167,575

Long-term debt	25,075	(75)	25,000
Other long-term liabilities	14,073	(1,404)	12,669
Total shareholders’ equity	72,726	(33,406)	39,320

Total liabilities and shareholders’ equity	$280,427	$(35,863)	$244,564

The following unaudited pro forma consolidated condensed statement of operations has been presented as if the liquidation of the 111 retail stores and closure of the distribution center had occurred on February 2, 2003, which is the beginning of the Company’s fiscal year 2003. The unaudited pro forma consolidated condensed statement of operations and related notes should be read in conjunction with the consolidated financial statements of Wilsons The Leather Experts Inc. included in its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K as previously filed with the Commission. The unaudited pro forma consolidated condensed statement of operations is not necessarily indicative of what the actual results of operations would have been if the liquidation of these 111 retail stores and closure of the distribution center had actually occurred on the date indicated, nor does it purport to reflect the future results of operations of the Company. The pro forma adjustments are described in the accompanying notes.

Wilsons The Leather Experts Inc. and Subsidiaries
Pro Forma Consolidated Condensed Statement of Operations
(In Thousands, Except Per Share Amounts)

	Year to date period ended November 1, 2003

		Pro Forma
	Historical	Adjustments	Pro Forma

	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$252,931	$(28,738)	$224,193
Cost of goods sold, buying and occupancy costs	208,990	(28,601)	180,389

Gross margin	43,941	(137)	43,804

Selling, general and administrative expenses	100,369	(10,612)	89,757
Depreciation and amortization	12,532	(2,067)	10,465

Operating loss	(68,960)	12,542	(56,418)
Interest expense, net	7,631	(177)	7,454

Loss before income taxes	(76,591)	12,719	(63,872)
Income tax benefit	(30,636)	5,088	(25,548)

Net loss	$(45,955)	$7,631	$(38,324)

Basic and Diluted Loss Per Share:

Basic and diluted loss per share	$(2.24)	$0.37	$(1.87)

Weighted average shares outstanding - basic and diluted	20,488	20,488	20,488

The following unaudited pro forma consolidated condensed statement of operations has been presented as if the liquidation of the 111 retail stores and closure of the distribution center had occurred on February 3, 2002, which is the beginning of the Company’s fiscal year 2002. The unaudited pro forma consolidated condensed statement of operations and related notes should be read in conjunction with the consolidated financial statements of Wilsons The Leather Experts Inc. included in its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K as previously filed with the Commission. The unaudited pro forma consolidated condensed statement of operations is not necessarily indicative of what the actual results of operations would have been if the liquidation of these 111 retail stores and closure of the distribution center had actually occurred on the date indicated, nor does it purport to reflect the future results of operations of the Company. The pro forma adjustments are described in the accompanying notes.

Wilsons The Leather Experts Inc. and Subsidiaries
Pro Forma Consolidated Condensed Statement of Operations
(In Thousands, Except Per Share Amounts)

	Year Ended February 1, 2003

		Pro Forma
	Historical	Adjustments	Pro Forma

	(Audited)	(Unaudited)	(Unaudited)
Net sales	$571,547	$(66,226)	$505,321
Cost of goods sold, buying and occupancy costs	404,304	(50,632)	353,672

Gross margin	167,243	(15,594)	151,649

Selling, general and administrative expenses	164,513	(16,483)	148,030
Depreciation and amortization	16,333	(2,160)	14,173

Operating loss	(13,603)	3,049	(10,554)
Interest expense, net	10,253	(436)	9,817

Loss from continuing operations before income taxes and cumulative effect of a change in accounting principle	(23,856)	3,485	(20,371)
Income tax benefit	(9,543)	1,394	(8,149)

Loss from continuing operations before cumulative effect of a change in accounting principle	(14,313)	2,091	(12,222)
Loss from discontinued operations, net of tax	(42,014)	—	(42,014)

Cumulative effect of a change in accounting principle	(24,567)	—	(24,567)

Net loss	$(80,894)	$2,091	$(78,803)

Basic and Diluted Loss Per Share:
Loss from continuing operations before cumulative effect of a change in accounting principle	(0.71)	0.10	(0.61)
Loss from discontinued operations	(2.10)	0.00	(2.10)
Cumulative effect of a change in accounting principle	(1.22)	0.00	(1.22)

Basic and diluted loss per share	(4.03)	0.10	(3.93)

Weighted average shares outstanding - basic and diluted	20,053	20,053	20,053

Wilsons The Leather Experts Inc.
               Notes To Unaudited Pro Forma Consolidated Condensed Financial Statements

The following assumptions have been made for the purposes of the consolidated condensed pro forma financial statements. The pro forma adjustments to the Company’s consolidated condensed financial statements are as follows:

Consolidated Condensed Balance Sheet

–	Asset and liability balances, which are specifically identifiable to the 111 retail stores and distribution center, have been eliminated. Inventory in transit at November 1, 2003, has been allocated to the 111 retail stores based on a pro rata allocation of liquidated stores to total stores.

–	All inter-company balances have been eliminated for the 111 retail stores and distribution center.

–	Included in the pro forma adjustments to the consolidated condensed balance sheet is a $33.4 million charge for lease termination costs, write-off of fixed assets, losses on the sale of existing inventory and other various liquidation costs. We have assumed no tax benefit associated with this charge.

–	Not included in the pro forma adjustments to the consolidated condensed balance sheet are merchandise payables, deferred taxes and miscellaneous accruals related to the 111 retail stores, as it is not practicable to specifically identify these balances at an individual store level.

–	Proceeds obtained from the sale of the liquidated inventory have been reflected in the pro-forma consolidated condensed balance sheet as a decrease in notes payable. This adjustment reflects what our approximate borrowing levels would have been given the reduced inventory levels driven by the reduced store count.

Consolidated Condensed Statements of Operations

–	The accompanying Pro Forma Consolidated Condensed Statements of Operations for both the year to date period ended November 1, 2003, and for the fiscal year ended February 1, 2003, have been adjusted to eliminate the results of operations for the 111 retail stores and distribution center for the periods presented.

–	Not included in the accompanying Pro Forma Consolidated Condensed Statements of Operations for both the year to date period ended November 1, 2003, and for the fiscal year ended February 1, 2003, is the $33.4 million one-time, non-recurring charge described above.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.

Date: February 6, 2004	By:	/s/ Peter G. Michielutti
Peter G. Michielutti
Executive Vice President and Chief Financial
Officer